Exhibit 10.1

AMENDMENT NUMBER FOUR

TO THE

HENRY SCHEIN, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2014

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Supplemental Executive Retirement Plan, amended and restated effective as of January 1, 2014, and as subsequently amended (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company (the “Board”) or an authorized committee may amend the Plan;

WHEREAS, pursuant to the Charter of the Compensation Committee of the Board (the “Committee”), the Committee is authorized to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan to permit joint ventures that are not in the Company’s controlled group, but are owned at least 50% by members of the Company’s controlled group, to participate in the Plan, provided such participation is approved by the Board, the Committee or another authorized committee.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2024, as follows:

1.	Section 1(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) ‘Associated Company’ means such corporations and other entities presently or in the future existing, which are (i) members of the controlled group that includes the Company or are under common control with the Company, during such periods as such corporations or entities are members of such controlled group, as such terms are defined in Section 414 of the Code, except such definition shall be modified as permitted by Treasury Regulation § 1.409A-1(h)(3) to replace “at least 80 percent” with “at least 50 percent” for purposes of applying Code Section 1563(a)(i)(2) and (3) and in applying Treasury Regulation § 414(c)-2 for purposes of determining whether a trade or business is under common control; and (ii) any other entity required to be aggregated with the Company pursuant to Section 414(m) or (o) of the Code, but only during the period the entity is required to be so aggregated. Notwithstanding the foregoing, with respect to the Legacy Account (formerly known as the ESOP Supplemental Account), Associated Company means any entity described above and any corporation that is a member of the same controlled group of corporations with the Company, as defined in Section 409(l)(4) of the Code.”

2.	Section 1(s) of the Plan is hereby amended in its entirety to read as follows:

“(s) ‘Employer’ means the Company and any Associated Company is approved as a participating employer hereunder by the Board or Committee (and not removed or withdrawn pursuant to Section 16A).

3.	Section 16 (Amendment or Termination of Plan) of the Plan is hereby amended to remove the last three sentences:

4.	A new Section 16A of the Plan is added to the Plan to read as follows:

“16A. Withdrawal or Removal of an Employer. Each Employer may withdraw from this Plan at any time, in which case it shall be deemed to maintain a separate plan for Participants who are its employees identical to this Plan except that such Employer shall be deemed to be the Company for all purposes. Each Employer shall be liable for the vested obligations hereunder with respect to its employees.

Notwithstanding anything in this Plan to the contrary, if an Associated Company that was previously approved by the Board or Committee as a participating Employer and meets the definition of Associated Company only by substituting “at least 50 percent” for “at least 80 percent” for purposes of applying Code Section 1563(a)(i)(2) and (3) and in applying Treasury Regulation § 1.414(c)-2 for purposes of determining whether a trade or business is under common control, then the Board or Committee may revoke such approval and the Associated Company will be removed as an Employer under the Plan for purposes of prospective deferrals unless and until the Board or Committee subsequently approves the Associated Company as a participating Employer again. Upon such a removal or any time thereafter, the Board or Committee may, but is not required to, elect to treat the Employer as withdrawn from the Plan, in which case the Employer shall be deemed to maintain a separate plan as set forth in the paragraph above.

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IN WITNESS WHEREOF, this amendment has been executed this 12th day of December, 2023.

HENRY SCHEIN, INC.

By:	/s/ Lorelei McGlynn
Title:	Senior Vice President and Chief Human Resources Officer

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